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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (D) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest event reported): April 14, 2003
                                                          --------------

                             ESCALADE, INCORPORATED
                             ----------------------
             (Exact name of Registrant as specified in its charter)

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
                    Indiana                                      0-6966                               13-2739290
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(State or Other Jurisdiction of Incorporation)          (Commission File Number)               (IRS Employer I.D. No.)
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                  817 Maxwell Avenue, Evansville, Indiana 47711
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (812) 467-1200
                                                           --------------


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On April 14, 2003 Escalade, Inc.'s ("Escalade") wholly owned subsidiary Martin Yale Industries, Inc. ("Martin Yale") successfully completed a tender offer for Schleicher & Co., International AG ("Schleicher"). After the tender offer, Martin Yale owns 97.2% of the Schleicher shares or 2,784,603. The acquisition of shares was for cash and the cost of the acquisition was $12,486,092.

The acquisition includes Accounts Receivable, Inventory, Plant, Property and Equipment. Schleicher, headquartered in Markdorf, Germany, manufactures and distributes data shredders. Escalade believes the business combination of Martin Yale and Schleicher has significant synergies that have immediate benefits to both companies.

The Schleicher shares were acquired by purchases on the German stock market, privately negotiated transactions and the tender offer. Cash for the acquisition was obtained from the Company's long-term financing agreement with Bank One Indiana, N.A.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a) and (b)     The financial information required by this item 7 will
                        be filed not later than 60 days after the date of this Current Report on Form 8-K.

        (c)             Exhibits 99.1 Press Release dated April 17, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, Escalade, Incorporated has duly caused this report to be signed on its behalf in Evansville, Indiana by the undersigned hereunto duly authorized.

Date:   April 29, 2003                ESCALADE, INCORPORATED
                                      By: /s/ John R. Wilson
                                      ----------------------
                                      Vice President and Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                   DESCRIPTION
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99.1                     Press release dated April 17, 2003.